Exhibit 99.1

Nasdaq : NURO Shai N. Gozani, MD, PhD Tom Higgins President & CEO Chief Financial Officer November 2016

Overview • Boston based healthcare company • Founded in 1996 as spin - off from MIT • Integrate bioelectrical and digital medicine to address chronic disease • Premier R&D capabilities • Experienced commercialization team • Market a first - in - class over - the - counter wearable device to treat chronic pain • High margin point - of - care diagnostic business 2 NeuroMetrix , Inc. ©2016

Chronic Pain Market Large Opportunity with Many Unmet Needs • 100M US adults, 1.5B worldwide – Low back pain, arthritis, diabetic nerve pain, fibromyalgia, cancer, CRPS, PHN, neck pain, facial pain • $600B annual cost in US 1 • $35B global market 2 • $20B annual out - of - pocket spending in US 3 • Over 200M opioid prescriptions in 2013 4 • Unmet needs of chronic pain sufferers 5 – 51% little or no control over their pain – 59% impacts their overall enjoyment of life – 77% depressed – 86% unable to sleep well 3 NeuroMetrix, Inc. ©2016 1 Gaskin et al. 2012. 2 Global market for pain management drugs and devices was valued at $35.4 billion in 2012. BCC Research LLC. 3 Nahin et al. 2015. 4 National Institute of Drug Abuse. 5 2006 Voices of Chronic Pain Survey (American Pain Foundation). © 2016 PAIN Exhibit, Inc.

Quell Wearable Technology • Wearable neurostimulator • Widespread chronic pain relief • Safe, no significant side effects • Can be used 24/7 • App enabled • Monitors therapy and health metrics 4 NeuroMetrix, Inc. ©2016

Quell Provides Therapeutic Benefit to 70 - 80% of Subjects • 81% of subjects reported improvement in chronic pain • 67% of subjects reported reduction in pain medication use 5 NeuroMetrix, Inc. ©2016 Gozani. Fixed - Site High - Frequency Transcutaneous Electrical Nerve Stimulation for Treatment of Chronic Low Back and Lower Extremity Pain. Journal of Pain Research 2016.

NEUROMetrix

# Ongoing Quell Clinical Studies

| Title | Location(s) | Design | Status |
|---|---|---|---|
| Quell TENS band for Chemotherapy-Induced Peripheral Neuropathy | University of Rochester School of Medicine | Open Label (N=30) | 50% enrolled<br>Q2 '17 readout |
| Quell Opioid Reduction and Pain Relief in Patients With Cancer | Scripps Translational Science Institute | Randomize, sham controlled (N=40) | 35% enrolled<br>Q3 '17 readout |
| Efficacy of the Quell Wearable Device for Chronic Low Back Pain | Brigham and Women's Hospital, Harvard Medical School | Randomized, standard therapy controlled (N=60) | Enrollment to start<br>Q4 '17 readout |

UNIVERSITY of ROCHESTER MEDICAL CENTER

Scripps Translational Science Institute

BRIGHAM AND WOMEN'S HOSPITAL

NeuroMetrix, Inc. ©2016
6

Market Opportunity of 19M Chronic Pain Sufferers 7 100M 19M Market opportunity estimate independently developed by Connelly Partners (Boston, MA) using Nielsen MRI data. 2016. • Not migraine or headache • 40+ years of age • $75K+ household income • College educated • Active • Want to minimize use of medications NeuroMetrix, Inc. ©2016 Prevalence of chronic pain in US Quell market opportunity

Quell Pricing 8 NeuroMetrix, Inc. ©2016 Quell Starter Kit $249 Replacement Electrodes $29.95

North America Quell Distribution 9 Consumer Professional e - commerce Retail (1500 stores) TV QuellRelief.com Chiro /PT Direct WBC Group NeuroMetrix, Inc. ©2016 Physicians Institutional (VA)

Quell Demonstrating Consistent Growth 10 NeuroMetrix, Inc. ©2016 $602 $985 $1,478 $1,703 $2,534 $2,900 0 500 1000 1500 2000 2500 3000 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Invoiced Sales GAAP Revenue Deferred Revenue Sales & Revenue ($1000s) 2,607 4,514 6,675 8,138 11,201 12,086 0 2000 4000 6000 8000 10000 12000 14000 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Shipments Net of Returns 2,674 5,472 6,760 8,038 10,237 14,391 0 4000 8000 12000 16000 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Devices (45K Shipped) Electrode Reorders Launch Retail Launch

Consumers Report Positive Experience With Quell 11 NeuroMetrix, Inc. ©2016 1 2 3 4 5 >100 Reviews <100 Reviews Expected Tabulated August 27, 2016 Expected average rating based on clinical efficacy and return rate (75% with 4 or 5 stars and 25% with 1 or 2 stars). Average Customer Satisfaction Rating of 1 to 5 Stars 868 Online Reviews

Quell has Limited Direct Competition • Many OTC and Rx options for chronic pain • Attractive space so constant flow of new products and entrants • Chronic pain sufferers utilize multiple treatments (“toolbox”) • Quell is only wearable designed and powered for chronic pain • Quell stands out on efficacy, safety and innovation 12 Pain Relief Product Categories Key Distinction with Quell OTC TENS Localized low - dose pain relief, no app or digital health Spinal Cord Stimulators Expensive device and surgery Light therapy, Ultrasound Localized pain relief Herbals and Nutraceuticals Variable efficacy OTC Pain Medications (e.g., NSAIDs) Side effects Rx Pain Medications (e.g., opioids) Side effects NeuroMetrix , Inc. ©2016

0.1 1 10 100 1000 0 20 40 60 80 100 Energy ( mW - h) Stimulation Current (mA) Quell OTC TENS 5x Quell is More Powerful than OTC TENS • Quell generates 5x greater energy at same stimulation current • Quell has 15x greater maximum energy 15x Therapy Energy per Session Energy requirements for half of Quell users ( data on file ) NeuroMetrix , Inc. ©2016

Upcoming Catalysts 14 NeuroMetrix, Inc. ©2016 Q4’16 • DPNCheck China launch • Quell CE mark Q1’17 • CES • Quell retail expansion Q2’17 • Quell EU launch Q3’17 • Scripps study readout Q4’17 • BWH study readout

Financials 15 NeuroMetrix , Inc. ©2016 Outstanding 5,318,273 Preferred, as-converted 10,982,929 16,301,202 Recent Closing Price $1.36 Market Value $22,169,635 Market Valuation (Oct 26, 2016) ($000's) Q3 2016 Q2 2016 Q1 2016 2015 2014 2013 Revenue $3,389 $2,647 $2,275 $7,300 $5,513 $5,279 - Quell $2,086 $1,635 $1,206 $2,091 $0 $0 - Diagnostics $783 $451 $477 $2,293 $1,804 $1,259 - Legacy Products $520 $560 $590 $2,916 $3,709 $4,020 Margin 40.1% 40.6% 34.8% 45.9% 53.4% 58.4% OPEX $5,328 $5,252 $4,989 $16,625 $11,714 $10,443 Cash Usage $3,762 $4,204 $3,647 $13,694 $7,906 $6,641 - Cash $7,568 $11,330 $8,740 $12,463 $9,222 $9,196 - Debt none none none none none none 2015 Financial Highlights (000's)

Shai N. Gozani, MD., PhD. President, CEO and Founder Thomas T. Higgins SVP and CFO Frank McGillin SVP and General Manager, Consumer Management Team 16 NeuroMetrix, Inc. ©2016 • Extensive public company CFO experience • Strong operational background • 20+ years consumer health care experience • Deep sales, marketing and operational background • 10+ years public company CEO • Background in medicine, engineering and neuroscience

Investment Highlights • Commercial stage healthcare company combining bioelectrical and digital medicine to address chronic disease • Market a first - in - class over - the - counter wearable device to treat chronic pain • Razor/razor - blade business model with good sales growth in first 6 quarters • Profitable point - of - care diagnostic business that may be monetized • Experienced management team 17 NeuroMetrix, Inc. ©2016